Exhibit 4.7
Waste Connections, Inc.
and
its Subsidiaries
Second Supplement to Master Note Purchase Agreement
Dated as of April 1, 2011
Re:	$100,000,000 3.30%, Series 2011A, Senior Notes,
Tranche A, due April 1, 2016
$50,000,000 4.00%, Series 2011A, Senior Notes,
Tranche B, due April 1, 2018
$100,000,000 4.64%, Series 2011A, Senior Notes,
Tranche C, due April 1, 2021

Waste Connections, Inc.
2295 Iron Point Road, Suite 200
Folsom, California 95360
Dated as of
April 1, 2011
To the Purchaser(s) named in
Schedule A hereto
Ladies and Gentlemen:
This Second Supplement to Master Note Purchase Agreement (the “Supplement” or the “Second Supplement”) is between each of Waste Connections, Inc., a Delaware corporation (the “Company”), and its Subsidiaries party hereto (together with the Company, the “Obligors”), and the institutional investors named on Schedule A attached hereto (the “Purchasers”).
R e c i t a l s
A. The Obligors have entered into the Master Note Purchase Agreement dated as of July 15, 2008 with the purchasers listed in Schedule A thereto and one or more supplements or amendments thereto (as heretofore amended and supplemented, the “Note Purchase Agreement”); and

B. The Obligors desire to issue and sell, and the Purchasers desire to purchase, an additional series of Notes (as defined in the Note Purchase Agreement) pursuant to the Note Purchase Agreement and in accordance with the terms set forth below;
Now, Therefore, each Obligor and the Purchasers agree as follows:
1. Authorization of the New Series of Notes. The Obligors have authorized the issue and sale of the following Senior Notes:

		Aggregate
	Series and/or	Principal	Interest	Maturity
Issue	Tranche	Amount	Rate	Date

Senior Notes	Series 2011A, Tranche A (the “Tranche A Notes”)	$100,000,000	3.30%	April 1, 2016

Senior Notes	Series 2011A, Tranche B (the “Tranche B Notes”)	$50,000,000	4.00%	April 1, 2018

Senior Notes	Series 2011A, Tranche C (the “Tranche C Notes”)	$100,000,000	4.64%	April 1, 2021
The Senior Notes described above are collectively referred to as the “Series 2011A Notes”. The Series 2011A Notes, together with the Series 2009A Notes, issued pursuant to the First Supplement to Master Note Purchase Agreement dated as of October 26, 2009 (the “First Supplement”), and the Series 2008A Notes, initially issued pursuant to the Note Purchase Agreement, and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 1.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Tranche A Notes, the Tranche B Notes and the Tranche C Notes shall be substantially in the forms set out in Exhibit 1(a), Exhibit 1(b) and Exhibit 1(c), respectively, with such changes therefrom, if any, as may be approved by the Purchaser(s) and the Obligors.
2. Sale and Purchase of Series 2011A Notes. Subject to the terms and conditions of this Supplement and the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Obligors will issue and sell to each of the Purchasers, and the Purchasers will purchase from the Obligors, at the Closing provided for in Section 3, Series 2011A Notes in the principal amount specified opposite their respective names in the attached Schedule A hereto at the purchase price of 100% of the principal amount thereof. The obligations of the Purchasers hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

3. Closing. The sale and purchase of the Series 2011A Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, IL 60603 at 10:00 a.m. Chicago time, at a closing (the “Closing”) on April 1, 2011 or on such other Business Day thereafter on or prior to April 30, 2011 as may be agreed upon by the Obligors and the Purchasers. At the Closing, the Obligors will deliver to each Purchaser the Series 2011A Notes to be purchased by such Purchaser in the form of a single Tranche A Note, Tranche B Note and/or Tranche C Note (or such greater number of notes of each tranche, as applicable, in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Obligors or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Obligors in accordance with wire transfer instructions provided by the Company to such Purchaser pursuant to Section 4.10 of the Note Purchase Agreement. If, at the Closing, the Obligors shall fail to tender such Series 2011A Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.
4. Conditions to Closing. The obligation of each Purchaser to purchase and pay for the Series 2011A Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement (except that (1) all references to “Purchaser” therein shall be deemed to refer to the Purchasers hereunder, all references to “this Agreement” shall be deemed to refer to the Note Purchase Agreement as supplemented by the First Supplement and this Supplement, all references to the “Closing” therein shall be deemed to refer to the Closing as defined herein, and all references to “Notes” or “Series 2008A Notes” therein shall be deemed to refer to the Series 2011A Notes, and as hereafter modified, and (2) the Memorandum, as defined in Section 5.3 of Exhibit A hereto, is deemed to be the “Memorandum” for purposes of the closing condition in Section 4.2 of the Note Purchase Agreement), and to the following additional conditions:
(a) Except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Obligors set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of the Closing and the Obligors shall have delivered to each Purchaser an Officer’s Certificate, dated the date of the Closing certifying that such condition has been fulfilled.
(b) Contemporaneously with the Closing, the Obligors shall sell to each Purchaser, and each Purchaser shall purchase, the Series 2011A Notes to be purchased by such Purchaser at the Closing as specified in Schedule A.
(c) The Obligors shall have paid on or before the Closing the fees, charges and disbursements of the special counsel to the Purchasers incurred in connection with the issuance of the Series 2011A Notes, as reflected in a statement of such counsel rendered to the Obligors at least one Business Day prior to the Closing.

5. Representations and Warranties of the Obligors. With respect to each of the representations and warranties contained in Section 5 of the Note Purchase Agreement, each Obligor represents and warrants to the Purchasers that, as of the date hereof, such representations and warranties are true and correct (A) except that all references to “Purchaser” therein shall be deemed to refer to the Purchasers hereunder, all references to “this Agreement” shall be deemed to refer to the Note Purchase Agreement as supplemented by this Supplement, and all references to “Notes” or “Series 2008A Notes” therein shall be deemed to refer to the Series 2011A Notes, and (B) except for changes to such representations and warranties or the Schedules referred to therein, which changes are set forth in the attached Exhibit A (and shall include an updated form of Section 5.3).
6. Representations of the Purchasers. Each Purchaser confirms to the Obligors that the representations set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series 2011A Notes by such Purchaser.
7. Maturity of the Series 2011A Notes; Interest. There are no scheduled prepayments on any of the Series 2011A Notes. The entire unpaid principal amount of the Tranche A Notes shall become due and payable on April 1, 2016. The entire unpaid principal amount of the Tranche B Notes shall become due and payable on April 1, 2018. The entire unpaid principal amount of the Tranche C Notes shall become due and payable on April 1, 2021. The Series 2011A Notes shall bear interest at the rates set forth therein.
8. Definition of Make-Whole Amount. The term “Make-Whole Amount” means, with respect to any Series 2011A Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series 2011A Note minus the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any Series 2011A Note, the principal of such Series 2011A Note that is to be prepaid pursuant to Section 8.2 of the Note Purchase Agreement or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the Note Purchase Agreement, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Series 2011A Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Series 2011A Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Series 2011A Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.
In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Series 2011A Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Series 2011A Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series 2011A Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.
“Settlement Date” means, with respect to the Called Principal of any Series 2011A Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9. Definition of “Default Rate”. The term “Default Rate” means, with respect to the Series 2011A Notes, that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Series 2011A Notes and (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.
10. Covenant of the Company re Obligor Not in Good Standing. The Company hereby agrees that it shall cause Millennium Waste Incorporated, an Indiana corporation (“Millennium”) (a) to file with the Department of Revenue of the State of Indiana, within thirty days after the Closing, all documents required by that Department in order for that Department to provide a Certificate of Clearance to Millennium, and (b) to file with the Secretary of State of the State of Indiana, within thirty days after receipt by Millennium of a Certificate of Clearance from the Department of Revenue of the State of Indiana, such Certificate of Clearance and any other documents and fees required by the Secretary of State in order for Millennium to be validly existing and in good standing in the State of Indiana.
11. New Section 22.9. There shall be added to the Note Purchase Agreement a new Section 22.9 which shall read as follows:
“Section 22.9. FASB 157 and 159. For purposes of determining compliance with the covenants set out in this Agreement, any election by the Company to measure an item of Indebtedness using fair value (as permitted by Statement of Financial Accounting Standards Nos. 157 and 159) shall be disregarded.”
12. Applicability of Note Purchase Agreement. Except as otherwise expressly provided herein (and expressly permitted by the Note Purchase Agreement), all of the provisions of the Note Purchase Agreement are incorporated by reference herein, shall apply to the Series 2011A Notes as if expressly set forth in this Supplement and all references to “Notes” shall include the Series 2011A Notes. Without limiting the foregoing, each Obligor agrees to pay all costs and expenses incurred in connection with the initial filing of this Supplement and all related documents and financial information with the SVO provided that such costs and expenses with respect to the Series 2011A Notes shall not exceed $4,000. Capitalized terms used herein without definition have the respective meanings ascribed to them in the Note Purchase Agreement.

13. Governing Law. This Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, New York law, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
14. Agreement to be Bound. The Obligors and each Purchaser, to the extent that it was not a party to the Note Purchase Agreement prior to the Closing, agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.
[The remainder of this page is intentionally left blank.]

The execution hereof shall constitute a contract between the Obligors and the Purchaser(s) for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

WASTE CONNECTIONS, INC.
ADVANCED SYSTEMS PORTABLE RESTROOMS, INC.
AMERICAN DISPOSAL COMPANY, INC.
AMERICAN SANITARY SERVICE, INC.
ANDERSON COUNTY LANDFILL, INC.
ANSON COUNTY LANDFILL, INC.
BITUMINOUS RESOURCES, INC.
BRENT RUN LANDFILL, INC.
BROADACRE LANDFILL, INC.
BUTLER COUNTY LANDFILL, INC.
CAMINO REAL ENVIRONMENTAL CENTER, INC.
CHAMBERS DEVELOPMENT OF NORTH CAROLINA, INC.
CHIQUITA CANYON, INC.
COLD CANYON LAND FILL, INC.
COMMUNITY REFUSE DISPOSAL INC.
CONTRACTORS WASTE SERVICES, INC.
CORRAL DE PIEDRA LAND COMPANY
CURRY TRANSFER & RECYCLING, INC.
D. M. DISPOSAL CO., INC.
DENVER REGIONAL LANDFILL, INC.
ELKO SANITATION COMPANY
EMPIRE DISPOSAL, INC.
ENVIRONMENTAL TRUST COMPANY
EVERGREEN DISPOSAL, INC.
FINNEY COUNTY LANDFILL, INC.
FRONT RANGE LANDFILL, INC.
G & P DEVELOPMENT, INC.

By:	/s/ Worthing F. Jackman
	Name:	Worthing F. Jackman
	Title:	Chief Financial Officer
[Signature page to Second Supplement to Master Note Purchase Agreement]

HAROLD LEMAY ENTERPRISES, INCORPORATED
HIGH DESERT SOLID WASTE FACILITY, INC.
    (F/K/A RHINO SOLID WASTE, INC.)
ISLAND DISPOSAL, INC.
J BAR J LAND, INC.
LAKESHORE DISPOSAL, INC.
LEALCO, INC.
MADERA DISPOSAL SYSTEMS, INC.
MAMMOTH DISPOSAL COMPANY
MANAGEMENT ENVIRONMENTAL NATIONAL, INC.
MASON COUNTY GARBAGE CO., INC.
MDSI OF LA, INC.
MILLENNIUM WASTE INCORPORATED
MISSION COUNTRY DISPOSAL
MORRO BAY GARBAGE SERVICE
MURREY’S DISPOSAL COMPANY, INC.
NEBRASKA ECOLOGY SYSTEMS, INC.
NOBLES COUNTY LANDFILL, INC.
NORTHERN PLAINS DISPOSAL, INC.
NORTHWEST CONTAINER SERVICES, INC.
OKLAHOMA CITY WASTE DISPOSAL, INC.
OKLAHOMA LANDFILL HOLDINGS, INC.
OSAGE LANDFILL, INC.
POTRERO HILLS LANDFILL, INC.
PSI ENVIRONMENTAL SERVICES, INC.
PSI ENVIRONMENTAL SYSTEMS, INC.
PUEBLO SANITATION, INC.
R.A. BROWNRIGG INVESTMENTS, INC.
RED CARPET LANDFILL, INC.
RH FINANCIAL CORPORATION
R.J.C. TRUCKING CO.
RURAL WASTE MANAGEMENT, INC.
SANIPAC, INC.
SAN LUIS GARBAGE COMPANY
SCOTT SOLID WASTE DISPOSAL COMPANY

By:	/s/ Worthing F. Jackman
	Name:	Worthing F. Jackman
	Title:	Chief Financial Officer
[Signature page to Second Supplement to Master Note Purchase Agreement]

SEABREEZE RECOVERY, INC.
SEDALIA LAND COMPANY
SOUTH COUNTY SANITARY SERVICE, INC.
SOUTHERN PLAINS DISPOSAL, INC.
STUTZMAN REFUSE DISPOSAL INC.
TACOMA RECYCLING COMPANY, INC.
TENNESSEE WASTE MOVERS, INC.
WASCO COUNTY LANDFILL, INC.
WASTE CONNECTIONS MANAGEMENT SERVICES, INC.
WASTE CONNECTIONS OF ALABAMA, INC.
WASTE CONNECTIONS OF ARIZONA, INC.
WASTE CONNECTIONS OF ARKANSAS, INC.
WASTE CONNECTIONS OF CALIFORNIA, INC.
    (F/K/A AMADOR DISPOSAL SERVICE, INC.)
WASTE CONNECTIONS OF COLORADO, INC.
WASTE CONNECTIONS OF GEORGIA, INC.
    (F/K/A WCI OF GEORGIA, INC.)
WASTE CONNECTIONS OF IDAHO, INC.
    (F/K/A MOUNTAIN JACK ENVIRONMENTAL SERVICES, INC.)
WASTE CONNECTIONS OF ILLINOIS, INC.
WASTE CONNECTIONS OF IOWA, INC.
    (F/K/A WHALEY WASTE SYSTEMS INC.)
WASTE CONNECTIONS OF KANSAS, INC.
WASTE CONNECTIONS OF KENTUCKY, INC.
WASTE CONNECTIONS OF LOUISIANA, INC.
WASTE CONNECTIONS OF MINNESOTA, INC.
    (F/K/A RITTER’S SANITARY SERVICE, INC.)
WASTE CONNECTIONS OF MISSISSIPPI, INC.
    (F/K/A LIBERTY WASTE SERVICES OF MISSISSIPPI
    HOLDINGS, INC.)
WASTE CONNECTIONS OF MONTANA, INC.
WASTE CONNECTIONS OF NEBRASKA, INC.
WASTE CONNECTIONS OF NEW MEXICO, INC.
WASTE CONNECTIONS OF NORTH CAROLINA, INC.
WASTE CONNECTIONS OF OKLAHOMA, INC.
    (F/K/A B & B SANITATION, INC.)

By:	/s/ Worthing F. Jackman
	Name:	Worthing F. Jackman
	Title:	Chief Financial Officer
[Signature page to Second Supplement to Master Note Purchase Agreement]

WASTE CONNECTIONS OF OREGON, INC.
    (SUCCESSOR BY MERGER TO ENVIRONMENTAL
    WASTE SYSTEMS, INC. AND F/K/A SWEET HOME
    SANITATION SERVICE, INC.)
WASTE CONNECTIONS OF SOUTH CAROLINA, INC.
WASTE CONNECTIONS OF SOUTH DAKOTA, INC.
    (F/K/A NOVAK ENTERPRISES, INC.)
WASTE CONNECTIONS OF TENNESSEE, INC.
    (F/K/A LIBERTY WASTE SERVICES OF TENNESSEE HOLDINGS, INC.)
WASTE CONNECTIONS OF THE CENTRAL VALLEY, INC.
    (F/K/A/ KINGSBURG DISPOSAL SERVICE, INC.)
WASTE CONNECTIONS OF UTAH, INC.
WASTE CONNECTIONS OF WASHINGTON, INC.
WASTE CONNECTIONS OF WYOMING, INC.
WASTE CONNECTIONS TRANSPORTATION COMPANY, INC.
WASTE SERVICES OF N.E. MISSISSIPPI, INC.
WCI-WHITE OAKS LANDFILL, INC.
WEST BANK ENVIRONMENTAL SERVICES, INC.
WEST COAST RECYCLING AND TRANSFER, INC.
WYOMING ENVIRONMENTAL SERVICES, INC.
WYOMING ENVIRONMENTAL SYSTEMS, INC.
YAKIMA WASTE SYSTEMS, INC.

By:	/s/ Worthing F. Jackman
	Name:	Worthing F. Jackman
	Title:	Chief Financial Officer
[Signature page to Second Supplement to Master Note Purchase Agreement]

COLUMBIA RESOURCE CO., L.P. FINLEY-BUTTES LIMITED PARTNERSHIP
By:	Management Environmental National, Inc.,
its General Partner

By:	/s/ Worthing F. Jackman
	Name:	Worthing F. Jackman
	Title:	Chief Financial Officer

EL PASO DISPOSAL, LP
By:	Waste Connections of Texas, LLC,
its General Partner

By:	Waste Connections Management Services, Inc.,
its Manager

By:	/s/ Worthing F. Jackman
	Name:	Worthing F. Jackman
	Title:	Chief Financial Officer

ANDERSON REGIONAL LANDFILL, LLC
By:	Anderson County Landfill, Inc.
its Manager

By:	/s/ Worthing F. Jackman
	Name:	Worthing F. Jackman
	Title:	Chief Financial Officer

CHIQUITA CANYON, LLC
By:	Chiquita Canyon, Inc.
its Manager

By:	/s/ Worthing F. Jackman
	Name:	Worthing F. Jackman
	Title:	Chief Financial Officer
[Signature page to Second Supplement to Master Note Purchase Agreement]

LAUREL RIDGE LANDFILL, L.L.C.
WASTE CONNECTIONS OF MISSISSIPPI DISPOSAL SERVICES, LLC
    (F/K/A SANTEK ENVIRONMENTAL OF MISSISSIPPI, L.L.C.)
WASTE CONNECTIONS OF LEFLORE, LLC
    (F/K/A WASTE SERVICES OF MISSISSIPPI, LLC)

By:	Waste Connections, Inc.,
its Managing Member

By:	/s/ Worthing F. Jackman
	Name:	Worthing F. Jackman
	Title:	Chief Financial Officer

WASTE CONNECTIONS OF TEXAS, LLC
By:	Waste Connections Management Services, Inc.,
its Manager

By:	/s/ Worthing F. Jackman
	Name:	Worthing F. Jackman
	Title:	Chief Financial Officer

HORIZON PROPERTY MANAGEMENT, LLC
PIERCE COUNTY RECYCLING, COMPOSTING AND DISPOSAL, LLC
RAILROAD AVENUE DISPOSAL, LLC
SCOTT WASTE SERVICES, LLC
SILVER SPRINGS ORGANICS L.L.C.
THE TRASH COMPANY, LLC
WASTE SOLUTIONS GROUP OF SAN BENITO, LLC
VOORHEES SANITATION, L.L.C.

By:	Waste Connections, Inc.
its Manager

By:	/s/ Worthing F. Jackman
	Name:	Worthing F. Jackman
	Title:	Chief Financial Officer
[Signature page to Second Supplement to Master Note Purchase Agreement]

DIVERSIFIED BUILDINGS, L.L.C.
By:	Waste Connections of Kansas, Inc.
its Manager

By:	/s/ Worthing F. Jackman
	Name:	Worthing F. Jackman
	Title:	Chief Financial Officer

DELTA CONTRACTS, LLC LACASSINE HOLDINGS, L.L.C.
By:	Waste Connections of Louisiana, Inc.
its Manager

By:	/s/ Worthing F. Jackman
	Name:	Worthing F. Jackman
	Title:	Chief Financial Officer

MBO, LLC
By:	Lacassine Holdings, L.L.C.
its Manager

By:	Waste Connections of Louisiana, Inc.
its Manager

By:	/s/ Worthing F. Jackman
	Name:	Worthing F. Jackman
	Title:	Chief Financial Officer

WASTE REDUCTION SERVICES, L.L.C.
By:	Waste Connections of Oregon, Inc.
its Manager

By:	/s/ Worthing F. Jackman
	Name:	Worthing F. Jackman
	Title:	Chief Financial Officer
[Signature page to Second Supplement to Master Note Purchase Agreement]

Accepted as of the date first written above.

Metropolitan Life Insurance Company MetLife Insurance Company of Connecticut
By:	Metropolitan Life Insurance Company,
its Investment Manager

MetLife Bank, National Association
By:	Metropolitan Life Insurance Company,
its Investment Manager

By:	/s/ Judith A. Gulotta
	Name:	Judith A. Gulotta
	Title:	Managing Director

Union Fidelity Life Insurance Company
By:	MetLife Investment Advisors Company, LLC,
its investment adviser

Employers Reassurance Company
By:	MetLife Investment Advisors Company, LLC,
its investment adviser

By:	/s/ Judith A. Gulotta
	Name:	Judith A. Gulotta
	Title:	Managing Director

Accepted as of the date first written above.

Allstate Life Insurance Company
By:	/s/ Judith P. Greffin
	Name:	Judith P. Greffin

By:	/s/ Jerry D. Zinkula
	Name:	Jerry D. Zinkula
Authorized Signatories

Allstate Insurance Company
By:	/s/ Judith P. Greffin
	Name:	Judith P. Greffin

By:	/s/ Jerry D. Zinkula
	Name:	Jerry D. Zinkula
Authorized Signatories

Accepted as of the date first written above.

Massachusetts Mutual Life Insurance Company
By:	Babson Capital Management LLC,
as Investment Advisor

By:	/s/ Emeka Onukwugha
	Name:	Emeka Onukwugha
	Title:	Managing Director

C.M. Life Insurance Company
By:	Babson Capital Management LLC,
as Investment Advisor

By:	/s/ Emeka Onukwugha
	Name:	Emeka Onukwugha
	Title:	Managing Director

Accepted as of the date first written above.

Hartford Life and Accident Insurance Company Hartford Casualty Insurance Company Hartford Life Insurance Company
By:	Hartford Investment Management Company
Their Agent and Attorney-in-Fact

By:	/s/ Robert M. Mills
	Name:	Robert M. Mills
	Title:	Vice President

Accepted as of the date first written above.

RiverSource Life Insurance Company
By:	/s/ Timothy J. Masek
	Name:	Timothy J. Masek
	Title:	Vice President - Investments

Accepted as of the date first written above.

The Northwestern Mutual Life Insurance Company
By:	/s/ Howard Stern
	Name:	Howard Stern
Its Authorized Representative

Accepted as of the date first written above.

Knights of Columbus
By:	/s/ Dennis A. Savoie
	Name:	Dennis A. Savoie
	Title:	Deputy Supreme Knight

Accepted as of the date first written above.

Modern Woodmen of America
By:	/s/ D. P. Prior
	Name:	D. P. Prior
	Title:	National Secretary

Accepted as of the date first written above.

The Phoenix Insurance Company
By:	/s/ Annette M. Masterson
	Name:	Annette M. Masterson
	Title:	Vice President

Accepted as of the date first written above.

New York Life Insurance and Annuity Corporation
By	New York Life Investment Management LLC,
its Investment Manager

By	/s/ Kathleen A. Haberkern
	Name:	Kathleen A. Haberkern
	Title:	Director

New York Life Insurance Company
By	/s/ Kathleen A. Haberkern
	Name:	Kathleen A. Haberkern
	Title:	Corporate Vice President

New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 3)
By	New York Life Investment Management LLC,
its Investment Manager

By	/s/ Kathleen A. Haberkern
	Name:	Kathleen A. Haberkern
	Title:	Director

Accepted as of the date first written above.

New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 3-2)
By	New York Life Investment Management LLC,
its Investment Manager

By	/s/ Kathleen A. Haberkern
	Name:	Kathleen A. Haberkern
	Title:	Director

New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30C)
By	New York Life Investment Management LLC,
its Investment Manager

By	/s/ Kathleen A. Haberkern
	Name:	Kathleen A. Haberkern
	Title:	Director

New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30E)
By	New York Life Investment Management LLC,
its Investment Manager

By	/s/ Kathleen A. Haberkern
	Name:	Kathleen A. Haberkern
	Title:	Director

Accepted as of the date first written above.

Life Insurance Company of the Southwest
By	/s/ R. Scott Higgins
	Name:	R. Scott Higgins
	Title:	Senior Vice President, Sentinel Asset Management

Accepted as of the date first written above.

Country Life Insurance Company
By	/s/ John A. Jacobs
	Name:	John A. Jacobs
	Title:	Director - Fixed Income

Country Mutual Insurance Company
By	/s/ John A. Jacobs
	Name:	John A. Jacobs
	Title:	Director - Fixed Income

Supplemental Representations
Each Obligor represents and warrants to each Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is true and correct in all material respects as of the date hereof with respect to the Series 2011A Notes with the same force and effect as if each reference to “Series 2008A Notes” set forth therein was modified to refer to the “Series 2011A Notes” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by the First Supplement and the Second Supplement. Capitalized terms used herein without definition herein or in the Second Supplement have the respective meanings ascribed to them in the Note Purchase Agreement. The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement, where similar sections exist, which are supplemented hereby:
Section 5.1. Organization; Power and Authority. Each Obligor, other than any Obligor listed in Schedule 5.4 to the Second Supplement as an Obligor not in good standing, is a corporation, partnership, limited liability company or similar business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate (or equivalent company or partnership) power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Series 2011A Notes and to perform the provisions hereof and thereof. The failure to be in good standing of any Obligor listed in Schedule 5.4 to the Second Supplement as an Obligor not in good standing does not, as of the Closing, individually, or in the aggregate, have a Material Adverse Effect.
Section 5.3. Disclosure. The Private Placement Memorandum dated March 2011, including the filings made by the Company with the U.S. Securities and Exchange Commission that are incorporated therein by reference (collectively, the “Memorandum”) fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. The Note Purchase Agreement (as supplemented by the First Supplement and the Second Supplement), the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Obligors in connection with the transactions contemplated hereby, and the financial statements delivered pursuant to Section 7.1 of the Note Purchase Agreement (the Note Purchase Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2010, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Obligors that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.
Exhibit A
(to Supplement)

Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 to the Second Supplement contains (except as noted therein) complete and correct lists of: (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof and the jurisdiction of its organization, (ii) the Company’s Affiliates, other than Subsidiaries, and (iii) the Company’s directors and senior officers. Each of the Obligors (other than the Company) are wholly-owned by the Company, either directly or indirectly through one or more wholly-owned Subsidiaries.
(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 to the Second Supplement as being owned by the Obligors have been validly issued, are fully paid and nonassessable and are owned by the Company or another Obligor free and clear of any Lien (except as otherwise disclosed in Schedule 5.4 to the Second Supplement).
(c) No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than the Note Purchase Agreement, the Bank Credit Agreement, the agreements listed on Schedule 5.4 to the Second Supplement and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Obligors or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries required to be delivered pursuant to Section 7.1 of the Note Purchase Agreement. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified therein and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.
Section 5.13. Private Offering by the Obligors. None of the Obligors nor anyone acting on its behalf has offered the Series 2011A Notes, or any securities required to be integrated under any federal or state securities laws, for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 65 other Institutional Investors, each of which has been offered the Series 2011A Notes at a private sale for investment. None of the Obligors nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2011A Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The Obligors will apply the proceeds of the sale of the Series 2011A Notes to refinance existing Indebtedness and for general corporate purposes of the Obligors, which may include acquisitions. No part of the proceeds from the sale of the Series 2011A Notes pursuant to the Second Supplement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Obligors in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15. Existing Indebtedness. Except as described therein, Schedule 5.15 to the Second Supplement sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of February 28, 2011 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Obligors. None of the Obligors is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of any Obligor, and no event or condition exists with respect to any Indebtedness of any Obligor that, in each case, (i) has existed for such period of time as would permit (after the giving of appropriate notice, if required) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment and (ii) would reasonably be expected to have a Material Adverse Effect.
(b) Except as disclosed in Schedule 5.15 to the Second Supplement, none of the Obligors has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.2.
(c) None of the Obligors are a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of any Obligor, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except the Bank Credit Agreement and as otherwise specifically indicated in Schedule 5.15 to the Second Supplement.
Section 5.19. Millennium Waste Incorporated. As of December 31, 2010, less than one percent (1%) of the Consolidated EBITDA of the Obligors is attributable to Millennium Waste Incorporated, an Indiana corporation.

[Form of Tranche A Note]
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE UNDER SUCH ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR AN EXEMPTION FROM SUCH REGISTRATIONS AND/OR QUALIFICATIONS IS AVAILABLE UNDER SUCH ACT AND SUCH LAWS. EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE REGISTERED IN ITS NAME (OR THE NAME OF ITS NOMINEE), WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS SET FORTH IN THE AGREEMENT PURSUANT TO WHICH THIS NOTE WAS ISSUED.
Waste Connections, Inc.
and its Subsidiaries
3.30% Senior Note, Series 2011A, Tranche A, due April 1, 2016

No. RA- [ ] $[ ]	[Date] PPN 94106*AC0
For Value Received, each of the undersigned, Waste Connections, Inc. (herein called the “Company”), a corporation organized and existing under the laws of Delaware, and its Subsidiaries signatory below, jointly and severally hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] Dollars (or so much thereof as shall not have been prepaid) on April 1, 2016, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.30% per annum from the date hereof, payable semiannually, on the 1st day of April and October in each year, commencing with October 1, 2011, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.30% or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A., from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
Exhibit 1(a)
(To Supplement)

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated as of July 15, 2008 (as from time to time amended, modified or supplemented, the “Note Purchase Agreement”), between the Obligors and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.1 and Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Waste Connections, Inc.
[Names of other Obligors]

By
[Title]
Exhibit 1(a) - Page 2

[Form of Tranche B Note]
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE UNDER SUCH ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR AN EXEMPTION FROM SUCH REGISTRATIONS AND/OR QUALIFICATIONS IS AVAILABLE UNDER SUCH ACT AND SUCH LAWS. EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE REGISTERED IN ITS NAME (OR THE NAME OF ITS NOMINEE), WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS SET FORTH IN THE AGREEMENT PURSUANT TO WHICH THIS NOTE WAS ISSUED.
Waste Connections, Inc.
and its Subsidiaries
4.00% Senior Note, Series 2011A, Tranche B, due April 1, 2018

No. RB- [ ] $[ ]	[Date] PPN 94106*AD8
For Value Received, each of the undersigned, Waste Connections, Inc. (herein called the “Company”), a corporation organized and existing under the laws of Delaware, and its Subsidiaries signatory below, jointly and severally hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] Dollars (or so much thereof as shall not have been prepaid) on April 1, 2018, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.00% per annum from the date hereof, payable semiannually, on the 1st day of April and October in each year, commencing with October 1, 2011, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.00% or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A., from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
Exhibit 1(b)
(To Supplement)

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated as of July 15, 2008 (as from time to time amended, modified or supplemented, the “Note Purchase Agreement”), between the Obligors and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.1 and Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Waste Connections, Inc.
[Names of other Obligors]

By
[Title]
Exhibit 1(b) - Page 2

[Form of Tranche C Note]
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE UNDER SUCH ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR AN EXEMPTION FROM SUCH REGISTRATIONS AND/OR QUALIFICATIONS IS AVAILABLE UNDER SUCH ACT AND SUCH LAWS. EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE REGISTERED IN ITS NAME (OR THE NAME OF ITS NOMINEE), WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS SET FORTH IN THE AGREEMENT PURSUANT TO WHICH THIS NOTE WAS ISSUED.
Waste Connections, Inc.
and its Subsidiaries
4.64% Senior Note, Series 2011A, Tranche C, due April 1, 2021

No. RC- [ ] $[ ]	[Date] PPN 94106*AE6
For Value Received, each of the undersigned, Waste Connections, Inc. (herein called the “Company”), a corporation organized and existing under the laws of Delaware, and its Subsidiaries signatory below, jointly and severally hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] Dollars (or so much thereof as shall not have been prepaid) on April 1, 2021, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.64% per annum from the date hereof, payable semiannually, on the 1st day of April and October in each year, commencing with October 1, 2011, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.64% or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A., from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
Exhibit 1(c)
(To Supplement)

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated as of July 15, 2008 (as from time to time amended, modified or supplemented, the “Note Purchase Agreement”), between the Obligors and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.1 and Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Waste Connections, Inc.
[Names of other Obligors]

By
[Title]
Exhibit 1(c) - Page 2